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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                      BYRON PREISS MULTIMEDIA COMPANY, INC.


                               NICHOLAS S. VAZZANA

                                       AND

                                 ELAINE VAZZANA

           With respect to the purchase of all of the Capital Stock of

                   MULTI DIMENSIONAL COMMUNICATIONS, INC. and
                           NEW MEDIA SCHOOLHOUSE, INC.


                                NOVEMBER 26, 1997



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                            STOCK PURCHASE AGREEMENT


                  This Stock Purchase Agreement ("Agreement"), dated as of November 26, 1997, by and among Nicholas S. Vazzana ("Nicholas"), Elaine Vazzana ("Elaine") (Elaine and Nicholas are referred to herein, simply, as a "Seller" and together as the "Sellers") and Byron Preiss Multimedia Company, Inc., a New York corporation (the "Purchaser").

                               W I T N E S E T H:

                  WHEREAS, Multi Dimensional Communications, a New York corporation ("MDC") and New Media Schoolhouse, Inc., a New York corporation ("NMS") (MDC and NMS being hereinafter referred to herein as the "Companies") are engaged principally in the business of producing, publishing and marketing educational software; and

                  WHEREAS, the Sellers own all of the issued and outstanding shares of capital stock of each of the Companies;

                  WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, all of the Securities (as hereinafter defined) on the terms and subject to the conditions set forth in this Agreement;

                  NOW, THEREFORE, in consideration of the premises and the respective mutual covenants, representations and warranties herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:


                                    ARTICLE I

                                   Definitions

                  In addition to terms defined elsewhere in this Agreement, the following terms when used in this Agreement shall have the meanings indicated below:

                  "Affiliate" shall have the meaning specified in Rule 144 under the Securities Act.

                  "Agreement" shall mean this Stock Purchase Agreement together with all exhibits and schedules referred to herein.

                  "Closing" shall have the meaning set forth in Section 6.1.

                  "Closing Date" shall mean the date that the Closing takes place.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Company Plans" shall have the meaning set forth in Section 4.26(b).


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                  "Consideration" shall have the meaning set forth in Section
2.2.

                  "Convertible Note" or "Convertible Notes" shall mean those Convertible Promissory Notes of even date herewith from the Purchaser to each of the Sellers, which Convertible Notes represent a portion of the Consideration for the Securities.

                  "Elaine Employment Agreement" means that certain Employment Agreement of even date herewith between Elaine Vazzanna and NMS.

                  "Employment Agreements" shall have the meaning set forth in
Section 4.26(a).

                  "Environmental Laws" shall have the meaning set forth in
Section 4.31.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Escrow Agreement" means that certain Escrow Agreement of even date herewith among the Sellers, the Purchaser, and the Escrow Agent.


                  "Escrow Agent" shall mean the person acting as the escrow agent under the Escrow Agreement.

                  "Financial Statements" shall mean the balance sheets of the Companies as of December 31, 1996, and the related statements of income, cash flow and retained earnings, for the year ended December 31, 1996, including any related notes, and the balance sheet of the Companies as of September 30, 1997, and the related statements of income, cash flow and retained earnings for the nine months ended September 30, 1997.

                  "Guaranty" shall mean all liabilities or obligations of any Person, to guaranty, directly or indirectly, any indebtedness or other obligations of any other Person in any manner by such Person, through an agreement, contingent or otherwise, to purchase such indebtedness or obligation, or to purchase or sell property or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or obligation or to guarantee the payment to the owner of such indebtedness or obligation against loss, or to supply funds to or in any manner invest in the debtor, or otherwise.

                  "Hazardous Substances" shall have the meaning set forth in
Section 4.31.

                  "Indemnified Party" shall have the meaning set forth in
Section 5.3(c).

                  "Indemnifying Party" shall have the meaning set forth in
Section 5.3(c).

                  "Intellectual Property" shall have the meaning set forth in
Section 4.20.

                                       -2-

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                  "Investments" shall mean, with respect to any Person, all
advances, loans or extensions of credit to any other Person, all purchases or commitments to purchase any stock, bonds, notes, debentures or other securities of any other Person, and any other investment in any other Person, including partnerships or joint ventures (whether by capital contribution or otherwise) or other similar arrangement (whether written or oral) with any Person, including but not limited to arrangements in which (i) the Person shares profits and losses, (ii) any such other Person has the right to obligate or bind the Person to any third party, or (iii) the Person may be wholly or partially liable for the debts or obligations of such partnership, joint venture or other arrangement.

                  "Leased Property" shall have the meaning set forth in Section 4.17.

                  "Lease" shall have the meaning set forth in Section 4.17.

                  "Licenses" shall have the meaning set forth in Section 4.19.


                  "Litigation" shall have the meaning set forth in Section 3.5.

                  "Material Agreements" shall have the meaning set forth in
Section 4.28.

                  "MDC Common Stock" shall mean the common stock of MDC, no par value per share.

                  "Nicholas Employment Agreement" means that certain Employment Agreement of even date herewith between Nicholas S. Vazzana and MDC.

                  "NMS Common Stock: shall mean the common stock of NMS, no par value per share.

                  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

                  "Person" shall mean any natural person, corporation, unincorporated organization, partnership, limited liability company, association, joint stock company, joint venture, trust or government, or any agency or political subdivision of any government or any other entity.

                  "Pledge Agreement" or "Pledge Agreements" shall mean those Pledge Agreements of even date herewith between the Purchaser and each of the Sellers, which Pledge Agreement secures the Purchaser's obligations to the Sellers under the Convertible Notes.

                  "Product" shall have the meaning set forth in Section 4.30.

                  "Purchaser Common Stock" shall mean the common stock of the Purchaser, par value $.001 per share.

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                  "Purchaser Financial Statements" shall have the meaning set forth in Section 3.11.

                  "Purchaser Shares" shall have the meaning set forth in Section 2.2, which Purchaser Shares constitute a portion of the Consideration for the Shares.

                  "Registration Rights Agreements" shall mean that certain Registration Rights Agreement of such date herewith between the Purchaser and the Sellers.

                  "Related Party" shall have the meaning set forth in Section 4.22.

                  "SEC Documents" shall mean the following documents as filed with the Commission: (i) Purchaser's Annual Reports on Form 10-KSB for the years ended December 31, 1996 and December 31, 1995, (ii) the Purchaser's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996, June 30, 1996,

September 30, 1996, March 31, 1997, June 30, 1997 and the Purchaser's Form 10-QSB for the period ended September 30, 1997 (a copy of which is attached to Schedule 3.12); (iii) the Purchaser's Proxy Statements in connection with the 1996 Annual Meeting of Shareholders and the 1997 Annual Meeting of Shareholders;
(iv) the Registration Statement on Form SB-2 filed with the Commission on or about May 10, 1996; (vi) the Current Reports on Form 8-K filed with the Commission during 1997.

                  "Securities Act" shall mean the Securities Act of 1933, as amended.

                  "Securities" shall mean all of the issued and outstanding capital stock of each of the Companies.

                  "Subsidiary" of any Person shall mean any Person, in which such Person owns, directly or indirectly, an equity interest of more than fifty percent (50%), or which may effectively be controlled, directly or indirectly, by such Person.


                                   ARTICLE II

                 Purchase and Sale of Securities; Consideration


                  2.1 Purchase and Sale of Securities. Subject to the terms and conditions set forth herein, at the Closing, each of the Sellers shall sell to Purchaser, and Purchaser shall purchase from each of the Sellers, all of such Sellers' right, title and interest in and to the Securities indicated next to such Sellers' name on Schedule A hereto, which shall collectively constitute one hundred percent (100%) of the issued and outstanding capital stock of each of the Companies. At the Closing, each of the Sellers shall deliver to Purchaser all of the certificates representing the Securities indicated next to such Sellers name on Schedule A, together with stock powers separate from the certificates duly executed by each of the Sellers in blank and sufficient to convey to Purchaser good and marketable title to the Securities free and clear of any

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and all claims, liens, charges, security interests, pledges or encumbrances of any nature whatsoever and together with all accrued benefits and rights attaching thereto.

                  2.2 Consideration. The aggregate consideration to be paid at the Closing (collectively, the "Consideration") shall consist of (a) the Convertible Notes, in the original principal amount of Three Hundred Seventy-Five Thousand Dollars ($375,000.00), which Convertible Notes are secured by a pledge of the Securities pursuant to the Pledge Agreement; (b) Two Hundred Twenty-Five Thousand (225,000) shares of unregistered Purchaser Common Stock (the "Purchaser Shares"); and (c) Thirty Six Thousand One Hundred Thirty Three Dollars ($36,133) payable in immediately available funds, which shall be deposited into escrow pursuant to the terms of the Escrow Agreement. The Consideration shall be allocated as set forth on Schedule B hereto. The Purchaser shall pay all transfer taxes, stamp taxes, or sales taxes, if any, arising out of the purchase of the Shares. The Purchaser Shares shall possess the registration rights set forth in the Registration Rights Agreement.

                  2.3 Purchase Price Adjustment. Purchaser hereby agrees to guarantee an aggregate selling price of the Purchaser Common Stock at $2.00 per share, before commissions or other transaction fees, for each such share actually sold on a bona fide trade on The NASDAQ Market System or such other exchange that the Purchaser Common Stock is then listed or traded during the period beginning one (1) year and ending two (2) years from the date hereof (the "Determination Period"). To the extent that Sellers sell any or all of the Purchaser's Shares during the Determination Period, Purchaser will pay to the Sellers the amount of such Seller's Shortfall in cash or stock (the "Shortfall Shares"), at Purchaser's sole discretion. For purposes of this Agreement, a "Shortfall" shall mean the difference between (A) the aggregate sales price, before commissions or other transaction fees, obtained by a Seller in respect of all of the Purchaser's Shares sold during the Determination Period less (B) the number of such Purchaser's Shares sold by such Seller during the Determination Period multiplied by $2.00. In the event of a Shortfall, the Purchaser shall deliver either cash or Shortfall Shares to the Sellers, within thirty (30) days of its receipt of written notice by the Sellers of such Shortfall accompanied with documentation that is reasonably acceptable to the Purchaser that supports such Shortfall calculation. In the event of a Shortfall, the Purchaser shall deliver either cash or Shortfall Shares to the Sellers, within forty (40) days of its receipt of written notice, which notice shall be given no earlier than at the end of the Determination Period, by the Sellers of such Shortfall accompanied with documentation that is reasonably acceptable to the Purchaser that supports such Shortfall calculation. In the event that Purchaser elects to make up such Shortfall with Shortfall Shares, the value of a Shortfall Share shall be the average of the closing bid and ask price of the Common Stock for the twenty (20) business days immediately following the end of the Determination Period.

                                   ARTICLE III

                 Representations and Warranties of the Purchaser

                  In order to induce the Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, the Purchaser makes the following representations and warranties to the Sellers:

                  3.1 Organization; Standing and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. The Purchaser is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations or properties of

Purchaser. The Purchaser has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The Purchaser has the requisite power and authority to own or lease and operate its properties and conduct its business as presently conducted.

                  3.2 Authorization; Enforceability. The execution, delivery and performance of this Agreement by the Purchaser and the other documents to which Purchaser is a signatory thereto entered into pursuant to or in connection with the transactions contemplated by this Agreement and the consummation by the Purchaser of the transactions contemplated hereby, including without limitation the issuance and delivery of the Purchaser Shares and the Convertible Note have been duly authorized by all requisite corporate action on the part of the Purchaser. This Agreement, the Convertible Notes, the Pledge Agreements, the Registration Rights Agreement, and all other documents executed by the Purchaser in connection with this Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except to the extent that enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  3.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby: (a) do not violate or conflict with any provision of law or regulation, or any writ, order or decree of any court or governmental or regulatory authority (the violation of which would interfere in any material respect with Purchaser's ability to consummate the transactions contemplated hereby) applicable to the Purchaser, or any provision of the Purchaser's Certificate of Incorporation or Bylaws; and (b) do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of the Purchaser pursuant to, any instrument or agreement to which the Purchaser is a party or by which the Purchaser or its properties may

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be bound or affected in any material respects, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing (each of which instruments or agreements is specifically identified in Schedule 3.3 hereto) or the transactions contemplated hereby.

                  3.4 Consents of Governmental Authorities and Others. Except as set forth on Schedule 3.4, no consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by the Purchaser in connection with the execution, delivery or performance of this Agreement by the Purchaser or the consummation by the Purchaser of the transactions contemplated hereby, except where the failure to obtain such would not have a material adverse effect on the business, financial condition, results of operations or properties of Purchaser.

                  3.5 Litigation. Except as set forth on Schedule 3.5, there are no material actions, suits, investigations, claims or proceedings ("Litigation") pending or, to the knowledge of the Purchaser, threatened before any court or by or before any governmental or regulatory authority or arbitrator with respect to the Purchaser or any of its Subsidiaries.

                  3.6 Brokers. With the exception of Frost & Berman, Inc., the Purchaser has not employed any financial advisor, broker or finder in connection with the transactions contemplated by this Agreement and has not incurred (and will not incur) any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement. The Purchaser will be solely responsible for all fees of Frost & Berman, Inc. incurred in connection with this transaction.

                  3.7 Compliance. The Purchaser is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings and orders applicable to it including, without limitation, those relating to: (a) the development, manufacture, packaging, distribution and marketing of its products; and (b) employment, safety and health; except where the failure to be in compliance would not have a material adverse effect on the business, financial condition, results of operations or properties of Purchaser. The Purchaser is not subject to any judicial, governmental or administrative order, judgment or decree.

                  3.8 Charter, Bylaws and Corporate Records. True and complete copies of: (a) the Certificate of Incorporation of the Purchaser, as amended and in effect on the date hereof, and (b) the Bylaws of the Purchaser, as amended and in effect on the date hereof, have been previously delivered to the Seller.

                  3.9 Capitalization. The authorized capital stock of the Purchaser consists of: (a) 30,000,000 shares of common stock, $.001 par value, of which 7,174,438 shares are issued and outstanding as of the date hereof; and
(b) 5,000,000 shares of preferred stock, of which there are no shares issued and outstanding. All shares of the Purchaser's issued and outstanding capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by the Purchaser from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of the Purchaser. Except as set forth on
Schedule 3.3, all permits or authorizations required to be obtained from or required to be effected with any Person in connection with the Purchaser Shares have been obtained or effected.

                  3.10 Rights, Warrants, Options. Except as set forth on
Schedule 3.10, or disclosed in the SEC Documents, the Purchaser does not have outstanding any: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of the Purchaser; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of the Purchaser; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Purchaser of any capital stock or other equity interests of the Purchaser, any such securities or instruments convertible into or exercisable for capital stock or other equity interests of the Purchaser or any such options, warrants or rights.

                  3.11 Financial Statements. The financial statements of the Purchaser contained in its SEC Documents (collectively, the "Purchaser Financial Statements"): (a) have been prepared in accordance with the books of account and records of the Purchaser; (b) fairly present in all material respects the Purchaser's financial condition and the results of its operations at the dates and for the periods specified therein; and (c) have been prepared in accordance with GAAP, consistently applied with prior periods.

                  3.12 Absence of Undisclosed Liabilities. Except as disclosed in the Purchaser Financial Statements, or Schedule 3.12, to the best of the Purchaser's knowledge, (i) the Purchaser does not have any material direct or contingent liabilities, commitments or obligations (other than nonmaterial liabilities, commitments or obligations incurred since the date of the Purchaser Financial Statements solely in the ordinary course of business consistent with past practices to Persons who are not Affiliates of the Purchaser) or any unrealized or anticipated losses from any commitments of the Purchaser and (ii) there is no reasonable basis for assertion against the Purchaser of any such liability, commitment or obligation.

                  3.13 Employment Policies. Schedule 3.13 contains a list of all of the Purchaser's material written employee policies, employee manuals or other material written statements of rules or policies as to working conditions, vacation and sick leave, a complete copy of each of which has been made available to Seller.

                  3.14 Labor Relations. The Purchaser is not a party to, otherwise bound by or overtly threatened with any labor or collective bargaining agreement. Without limiting the generality of this Section 3.14, except as identified on Schedule 3.14: (a) no unfair labor practice complaints have been filed against the Purchaser with any governmental or regulatory agency, of which the Purchaser has received written notice; (b) the Purchaser has not received any written notice or communication reflecting an intention or threat to file any such complaint; (c) no Person has made or, to the best of Purchaser's knowledge, threatened any claim, against the Purchaser under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices; and (d) no claim is pending or, to the best of Purchaser's knowledge, threatened against the Purchaser in connection with the United States Wage and Hour Law, the Americans with Disabilities Act, the Occupational Safety and Health Act or similar law.


                  3.15 Title to Purchaser Shares. Subject to the terms and conditions of this Agreement, at the Closing the Purchaser will transfer and convey, and the Sellers will acquire, good and marketable title to the Purchaser Shares delivered to them pursuant to the terms of this Agreement, free and clear of all liens, encumbrances, pledges, security interests and claims whatsoever.


                                   ARTICLE IV

                  Representations and Warranties of the Seller

                  In order to induce the Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, the Sellers, jointly and severally, make the following representations and warranties to the Purchaser:

                  4.1 Organization. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of the State of New York. Each of the Companies is duly qualified to transact business as a foreign corporation in all jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification and the failure to so qualify would have a material adverse effect on the business, financial condition, results of operations or properties of any of the Companies. Each jurisdiction in which the Companies are so qualified is listed on Schedule 4.1 hereto. Each of the Companies has all requisite right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. Each of the Companies has the requisite power and authority to own or lease and operate its properties and conduct its business as presently conducted.

                  4.2 Authorization; Enforceability. The Sellers each have the capacity to execute, deliver and perform this Agreement and the other documents to which the Sellers are a signatory thereto entered into pursuant to or in connection with the transactions contemplated by this Agreement. All documents executed and delivered by each of the Companies pursuant to and in connection with the transactions contemplated by this Agreement have been duly authorized by all requisite corporate action on the part of the Company, and this Agreement and all documents to be executed and delivered by the Sellers and the Companies pursuant to this Agreement have been and will be duly executed and delivered by each of the Sellers and the Companies and constitute the legal, valid and binding obligations of the Sellers and the Companies, enforceable in accordance with their respective terms, except to the extent that their enforcement is limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general principles of equity.

                  4.3 No Violation or Conflict. The execution, delivery and performance of this Agreement by each of the Sellers and the consummation by each of the Sellers of the transactions contemplated hereby: (a) do not violate or conflict with any law or regulation (whether federal, state or local), writ, order or decree of any court or governmental or regulatory authority applicable to any of the Companies, or any provision of the Companies Certificate of Incorporation or Bylaws; and (b) except as set forth on Schedule 4.3 hereto, do not, with or without the passage of time or the giving of notice, result in the breach of, or constitute a default, cause the acceleration of performance or require any consent under, or result in the creation of any lien, charge or encumbrance upon any property or assets of any of the Sellers or the Companies pursuant to any instrument or agreement to which any of the Sellers or the Companies are a party or by which any of the Sellers or the Companies or their respective properties may be bound or affected, other than instruments or agreements as to which consent shall have been obtained at or prior to the Closing (each of which instruments or agreements is specifically identified in Schedule 4.3 hereto).

                  4.4 Consents of Governmental Authorities and Others. Except as set forth on Schedule 4.4, no consent, approval or authorization of, or registration, qualification or filing with, any federal, state or local governmental or regulatory authority, or any other Person, is required to be made by any of the Sellers or the Companies in connection with the execution, delivery or performance of this Agreement by the Sellers or the consummation by the Sellers of the transactions contemplated hereby, except where the failure to obtain such would not have a material adverse effect on the business, financial condition, results of operations or properties of the Companies, collectively.

                  4.5 Conduct of Business. Except as disclosed on Schedule 4.5 hereto or as contemplated by this Agreement, since September 30, 1997, each of the Companies has conducted its business in the ordinary and usual course consistent with past practices and there has not occurred any material adverse effect in the business, financial condition, results of operations or properties of the Company. Without limiting the generality of the foregoing, except as disclosed on Schedule 4.5 or as contemplated by this Agreement, since September 30, 1997, none of the Companies has: (a) amended its Certificate of Incorporation or Bylaws; (b) issued, sold or authorized for issuance or sale, shares of any class of its securities (including, but not limited to, by way of stock split or dividend) or any subscriptions, options, warrants, rights or convertible securities, or entered into any agreements or commitments of any character obligating it to issue or sell any such securities; (c) redeemed, purchased or otherwise acquired, directly or indirectly, any shares of its capital stock or any option, warrant or other right to purchase or acquire any such shares; (d) suffered any damage, destruction or loss, whether or not covered by insurance, which has had or could have a material adverse effect on business, financial condition, results of operations or properties of any of the Companies; (e) granted or made any mortgage or pledge or subjected itself or any of its properties or assets to any lien, charge or encumbrance of any kind, except statutory liens arising in the ordinary course of business and liens for taxes not currently due; (f) made or committed to make any capital expenditures in excess of Five Thousand Dollars ($5,000.00); (g) become subject to any Guaranty; (h) granted any increase in the compensation payable or to become payable to directors, officers or employees, except as disclosed on Schedule 4.24, and has not modified any bonus, pension, profit-sharing or other material employee benefit plan in a manner that will materially increase the costs thereof; (i) entered into any Material Agreement not disclosed in the schedules to this Agreement, or terminated any existing Material Agreement (except through completion) or received notice of any such termination; (j) experienced any strike, work stoppage or slowdown; (k) received notice of any material adverse change in any material relationship with any financial institution or any customer or supplier required to be identified on
Schedule 4.21, nor is it aware of any circumstances likely to lead to such a material change; or (l) experienced any other event or condition of any character (including any delay in the development of the Products) which since September 30, 1997 has had or is likely to have a material adverse effect on the business, financial condition, results of operations or properties of the Company.

                  4.6 Litigation. Except as set forth on Schedule 4.6, there is no Litigation pending or to the best of the Sellers or any of the Companies knowledge threatened before any court or by or before any governmental or regulatory authority or arbitrator: (a) affecting any of the Companies (as plaintiff or defendant) which could, individually or in the aggregate, have a material adverse effect on the business, financial condition, results of operations or properties of any of the Companies; or (b) against any of the Sellers or the Companies relating to the Securities or the transactions contemplated by this Agreement. Schedule 4.6 sets forth a list of any Litigation commenced against any of the Companies in the past year.

                  4.7 Brokers. With the exception of JPMC Associates, neither any of the Sellers nor any of the Companies have employed any financial advisor, broker or finder, and neither of them has incurred or will incur any broker's, finder's, investment banking or similar fees, commissions or expenses in connection with the transactions contemplated by this Agreement. The Sellers will be solely responsible for all fees of JPMC Association in connection with this transaction.

                  4.8 Compliance. Each of the Companies is in compliance with all federal, state, local and foreign laws, ordinances, regulations, judgments, rulings and orders applicable to it including, without limitation, those relating to: (a) the development, manufacture, packaging, distribution and marketing of the Products; and (b) employment, safety and health, except where the failure to be in compliance would not have a material adverse effect on the business, financial condition, results or operations or properties of any of the Companies. None of the Companies are subject to any judicial, governmental or administrative order, judgment or decree.

                  4.9 Charter, Bylaws and Corporate Records. True and complete copies of: (a) the Certificate of Incorporation of each of the Companies, as amended and in effect on the date hereof, (b) the Bylaws of each of the Companies, as amended and in effect on the date hereof, and (c) the minute books of each of the Companies have been previously delivered to the Purchaser. Each of the Companies minute books contain complete and accurate records of all meetings and other corporate actions of the board of directors, committees of the board of directors, incorporators and shareholders of the Company from the date of its incorporation to the date hereof.

                  4.10 Subsidiaries and Investments. None of the Companies has Subsidiaries or Investments.

                  4.11 Capitalization. The authorized capital stock of MDC consists of 200 shares of common stock, no par value per share, of which 102 shares are issued and outstanding and 20,000 shares of preferred stock par value $1.00 per share, of which 200 shares are issued and outstanding. The authorized capital stock of NMS consists of 200 shares of common stock, no par value per share, of which 10 shares are issued and outstanding. All issued and outstanding shares of each of the Companies capital stock have been duly authorized, are validly issued and outstanding, and are fully paid and nonassessable. No securities issued by any of the Companies from the date of its incorporation to the date hereof were issued in violation of any statutory or common law preemptive rights. There are no dividends which have accrued or been declared but are unpaid on the capital stock of any of the Companies. All taxes required to be paid in connection with the issuance and any transfers of the Companies capital stock have been paid. All permits or authorizations required to be obtained from or required to be effected with any Person in connection with any and all issuances of securities of any of the Companies from the date of each of the Companies incorporation to the date hereof have been obtained or effected and all securities of each of the Companies have been issued and are held in accordance with the provisions of all applicable securities or other laws. The Securities constitute one hundred percent (100%) of the issued and outstanding capital stock of the Companies.

                  4.12 Rights, Warrants, Options. There are no outstanding: (a) securities or instruments convertible into or exercisable for any of the capital stock or other equity interests of any of the Companies; (b) options, warrants, subscriptions or other rights to acquire capital stock or other equity interests of any of the Companies; or (c) commitments, agreements or understandings of any kind, including employee benefit arrangements, relating to the issuance or repurchase by the Company of any capital stock or other equity interests of any of the Companies, any such securities or instruments convertible into or exercisable for capital stock or other equity interests of any of the Companies or any such options, warrants or rights.

                  4.13 Financial Statements. The Sellers have previously delivered to the Purchaser true and complete copies the Financial Statements of each of the Companies. The Financial Statements: (a) have been prepared in accordance with the books of account and records of each of the Companies; and
(b) fairly present in all respects each of the Companies financial condition and results of operations at the dates and for the periods specified in the those statements; (c) have been prepared in all material respects in accordance with United States generally accepted accounting principals ("GAAP") in consistently applied with prior periods. None of the sales reflected on the statement of income of NMS for the year ended December

31, 1996 and nine month period ended September 30, 1997, respectively, represent sales made by NMS to MDC.

                  4.14 Absence of Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements, or (b) as disclosed in Schedule 4.14, none of the Companies have any direct or contingent liabilities, commitments or obligations (other than nonmaterial liabilities, commitments or obligations incurred since the date of said Financial Statements solely in the ordinary course of business consistent with past practices to Persons who are not Affiliates of the Sellers or the Companies) or any unrealized or anticipated losses from any commitments of any of the Companies and there is no reasonable basis for assertion against the Company of any such liability, commitment or obligation.

                  4.15 Title to Shares. The Sellers are the record and beneficial owners of the Securities and the Securities are owned free and clear of any liens, encumbrances, pledges, security interests and claims whatsoever, including, without limitation, claims or rights under any voting trust agreements, shareholder agreements or other agreements. Subject to the terms and conditions of this Agreement and the Pledge Agreement, at the Closing the Sellers will transfer and convey, and the Purchaser will acquire, good and marketable title to the Securities, free and clear of all liens, encumbrances, pledges, security interests and claims whatsoever. Upon the transfer of the Securities to Purchaser, each of the Companies will posses ownership of its respective entire business necessary to operate the Companies as an on-going concern, as such business is presently being conducted.

                  4.16 Title to and Condition of Personal Property. Each of the Companies has good and marketable title to each item of equipment and other personal property, tangible and intangible, included as an asset in the Financial Statements dated December 31, 1996 or acquired since such date (other than property subsequently utilized or disposed of in the ordinary course of business since December 31, 1996 to persons who are not Affiliates of the Companies or Sellers), free and clear of any security interests, liens, claims, charges or encumbrances whatsoever, except as set forth in Schedule 4.16 hereto or as set forth in the Financial Statements dated December 31, 1996. Except as set forth in Schedule 4.16, all tangible personal property owned by any of the Companies or used by any of the Companies on the date hereof in the operation of its business is in good operating condition and in a good state of maintenance and repair. Except for the Lease, personal property leased to any of the Companies and Intellectual Property licensed to any of the Companies, there are no material assets owned by any third party which are used in the operation of the business of any of the Companies, as presently conducted or proposed to be conducted.

                  4.17 Real Property. None of the Companies own any fee simple interest in real property or sublease any real property. None of the Companies lease any real property other than as set forth on Schedule 4.17, which sets forth the street address of the sole parcel of real property leased by the Companies (the "Leased Property"). The Sellers have previously delivered to the Purchaser a true and complete copy of the lease, as amended to date (the

"Lease"), relating to the Leased Property. Each of the Companies enjoy a peaceful and undisturbed possession of the Leased Property. No person other than the Companies has any right to use or occupy the Leased Property. The Lease is in full force and effect and is a valid and legally binding obligation of each of the Companies and, to the best of Sellers knowledge, the landlord thereto. All rent and other sums and charges payable under the Lease are current, no notice of default or termination under the Lease is outstanding, no termination event or condition or uncured default on the part of any of the Companies and, to the best knowledge of the Sellers, the landlord exists under the Lease, and no event has occurred and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition by the Sellers. None of the Companies have experienced any material interruption in the services provided to the Leased Property within the past year. To the best of the Sellers knowledge, the landlord under the Lease has no plans to make any material alteration to the Leased Property, the cost of which would be borne in any part by the Companies except as otherwise set forth on
Schedule 4.17.

                  All permits, licenses, franchises, approvals and authorizations of all governmental authorities having jurisdiction over the Leased Property required to have been issued to any of the Companies to enable the Leased Property to be lawfully occupied and used for all of the purposes for which it is currently occupied are, as of the date hereof, in full force and effect. Neither the Sellers nor any of the Companies has received or been informed by a third party of the receipt by it of any notice from any governmental authority having jurisdiction over any Leased Property or from any insurance organization threatening a suspension, revocation, modification or cancellation of any real property permit or of any insurance policies and, to the best knowledge and belief of Sellers and the Companies, there is no basis for the issuance of any such notice or the taking of any such action.

                  There are no liabilities (other than rent and other sums and charges regularly payable) associated with the Lease including, without limitation, any liability under any laws or regulation, which is or which may become payable by Purchaser, with the exception of any Environmental Laws, which are addressed in Section 4.31 below.

                  4.18 Insurance. Schedule 4.18 sets forth a true and complete list of all insurance policies providing insurance coverage of any nature to any of the Companies. The Sellers have previously made available to the Purchaser a true and complete copy of all of such insurance policies, as amended to the date hereof. All of such policies are in full force and effect and are valid and enforceable in accordance with their terms, and each of the Companies has complied with all terms and conditions of such policies, including premium payments. None of the insurance carriers has indicated to Sellers or any of the Companies an intention to cancel any such policy. Except as set forth on
Schedule 4.18, none of the Companies has a claim pending against any of the insurance carriers under any of such policies and there has been no actual or alleged occurrence of any kind which may give rise to any such claim.

                  4.19 Licenses. Each of the Companies holds all governmental franchises, authorizations, permits, certificates, variances, exemptions, orders and approvals, domestic or foreign (collectively, the "Licenses") which are required or utilized in the operation of the business of the Companies. Schedule 4.19 lists all the Licenses. Each of the Companies is in substantial compliance with, and has conducted its business so as to substantially comply with, the terms of its respective Licenses. To the best knowledge of the Sellers, none of the Companies has engaged in any activity that would cause revocation or suspension of any such Licenses. No action or proceeding looking to or contemplating the revocation or suspension of any such Licenses is pending or, to the knowledge of the Sellers or the Companies, threatened.

                  4.20  Proprietary Rights.

                            (a) Set forth on Schedule 4.20 is a list and
description of all copyrights, copyright registrations, copyright registration applications, patents, patent registrations, patent registration applications, trade or service marks, trade or service mark registrations or applications, trade names, trade name registrations, trade name registration applications, logo types, processes, inventions, designs, technical data, trade secrets, know-how, formulae, software, source code and documentation and all tangible embodiments thereof (in whatever form or medium) applied for, issued to or owned by any of the Companies or which are licensed and franchised to any of the Companies, or in which any of the Companies has a material interest and all similar intellectual property rights (whether or not any registration or filing has been made in respect thereto) (collectively, the "Intellectual Property"). Except as set forth on Schedule 4.20: (a) the Companies are the sole and exclusive owners of all right, title and interest in and to all of the Intellectual Property and in and to each invention, software, trade secret, technology, product, composition, formula, method of process used by the Companies, and has the exclusive right to use and license the same, free and clear of any claim or conflict with the rights of others; (b) no royalties or fees (license or otherwise) are payable by any of the Companies to any Person by reason of the ownership or use of any of the Intellectual Property; (c) there have been no claims made against any of the Companies asserting the invalidity, abuse, misuse, or unenforceability of any of the Intellectual Property, and to the best of Sellers knowledge, there are no reasonable grounds for any such claims; (d) none of the Companies has made any claim of any violation or infringement by others of its rights in the Intellectual Property, and to the best of Sellers' knowledge, no reasonable grounds for such claims exist; (e) none of the Companies has received any written notice or, to the knowledge of the Sellers other type of overt notice that it is in conflict with or infringing upon the asserted rights of others in connection with the Intellectual Property and neither the use of the Intellectual Property by any of the Companies, the operation of its business, the manufacture of its products, nor any formula, method, process, part or material employed by any of the Companies in connection therewith, is to the best of the Companies and Sellers' knowledge infringing or has infringed upon any rights or others; (f) the Intellectual Property includes all material rights necessary for the Companies to be legally entitled to conduct its business as presently being conducted; (g) no material interest or rights of the Companies to any Intellectual Property has been assigned, transferred, licensed or sublicensed by the Companies to third parties outside of the ordinary course of business.

                            (b) Each of the Companies has all necessary
software, copyrights and other rights to publish its existing titles, subject to the term of the licenses granted to the

Companies with respect to such titles. Schedule 4.20(b) hereto sets forth a true, complete and correct list of (i) all titles (both published, unpublished and in process) and primary licensors, (ii) each license agreement in respect of Intellectual Property pursuant to which any of the Companies has granted or licensed rights, (iii) for primary titles or imprints in existence as of the date hereof, each registration with, filing in or issuance by a governmental agency or authority of the United States, or of any of the states thereof, or of foreign jurisdictions by the Companies or any of its employees or consultants with respect thereto, and (iv) each material agreement with a third party pursuant to which each such third party is developing in excess of 25% of any title.

                         (c) Except as set forth on Schedule 4.20(c) hereto,

                             (i) subject to and/or with the exception of royalty obligations and any other contractual restrictions specifically described in Section 4.20 (including the Schedules thereto), the Companies own, have the right to use, sell, license, prepare derivative works for, or dispose of all Intellectual Property required for or incident to the development, manufacture, operation and sale of all products and services in the manner currently or reasonably expected to be sold by the Companies free and clear of any rights, liens or claims of others, and has the right to bring actions for any infringement or misappropriation of the Intellectual Property;

                             (ii) the execution, delivery and performance of this Agreement and the consummation of the agreements contemplated herein will not breach, violate or conflict with any instrument or agreement governing any Intellectual Property right or in any way exclude the right of the Companies to use, sell, license or dispose of or bring any action for the infringement of, any Intellectual Property right;


                             (iii) the manufacture, marketing, modification, license, sale or use of the Intellectual Property used by the Companies in connection with the conduct or operation of any of the Companies business does not violate any license or agreement with any third party or infringe any license or agreement with any third party or infringe any proprietary right or interest of any other party; and there are no pending or, to any of the Companies or the Sellers knowledge, threatened claims or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property that is required in connection with the conduct or operation of the Companies' business, nor have the Companies received any written notice asserting that any Intellectual Property right, or the proposed use, sale, license or disposition thereof by it conflicts or will conflict with the rights of any other party, nor, to the knowledge of the Sellers, is there any reasonable basis for any such assertion;

                             (iv) each of the Companies has taken reasonably prudent measures to protect confidential Intellectual Property; all persons engaged or employed by the Companies in any capacity having access to or knowledge of the Intellectual Property of a confidential nature that is necessary or required or otherwise used for or in connection with the conduct or operation of the Companies business have entered into appropriate non-disclosure agreements with the Companies;

                             (v) to the Sellers' or Companies' knowledge, none of the Companies has disposed of or permitted to lapse any rights to the use of any Intellectual Property;

                             (vi) no Person (except for employees of the Companies whose rights are limited to those which are for the benefit of the Companies) has any current, conditional or contingent right to have available to it any Intellectual Property (including, without limitation, source codes in respect of software) which is generally not available to the public and/or which is or ought reasonably to be considered confidential or proprietary information; and


                             (vii) The Companies currently possess all licenses and sublicenses required to operate the business of the Companies and are not in default under any said licenses and sublicenses.

                         (d) No payments, including maintenance fees, filings or
registrations are required to be made so as to maintain the Intellectual Property in full force and effect.

                  4.21 Major customers and Suppliers; Supplies. Set forth on
Schedule 4.21 is a list each of the Companies' largest customers during the period from January 1, 1996 to the Closing Date of each of the Companies and all non-employee suppliers of significant goods or services to the Companies for the year ended December 31, 1996. Except as indicated on Schedule 4.21, no facts, circumstances or conditions exist which create a reasonable basis for believing that any of the Companies will be unable to continue to procure the supplies and services necessary to conduct its business on terms and conditions materially as favorable to the Companies as the terms and conditions pursuant to which such supplies and services are currently procured. There has not been any material adverse change in the relations of any of the Companies or any controversies with its material customers, suppliers, contractors, licensors and lessors as a result of the announcement or consummation of the transactions contemplated by this Agreement, and to the best of each the Companies and the Sellers knowledge none of the Companies major customers or suppliers is contemplating terminating its relationship with the Companies.

                  4.22 Related Parties. Except as set forth on Schedule 4.22, neither the Sellers nor, any other officer or director of the Companies nor any Affiliate of the foregoing (individually a "Related Party" and collectively the "Related Parties"): (a) owns, directly or indirectly, any interest in any competitor, supplier or customer of any of the Companies; (b) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including, but not limited to, any of the Intellectual Property but excluding personal property identified on Schedule 4.16) which is utilized in the operation of the business of any of the Companies; or (c) has an interest in or is, directly or indirectly, a party to any contract, agreement, lease or arrangement pertaining or relating to any of the Companies, except for employment, consulting or other personal service agreements that may be in effect and which are listed on Schedule 4.26A hereto. Since December 31, 1996, the Companies have not made any payments or incurred any liabilities to any Related Party (excluding any inter-company transactions but including without limitation dividends, distributions or bonuses to the Sellers) except as set forth on Schedule 4.22 or for compensation at rates not exceeding the rates set forth on Schedule 4.24.

                  4.23 List of Accounts. Set forth on Schedule 4.23 is: (a) the name and address of each bank or other institution in which any of the Companies maintain an account (cash, securities or other) or safe deposit box; (b) the name and phone number of each of the Companies contact person at such bank or institution; (c) the account number of the relevant account and a description of the type of account; and (d) the signatories to each such account.

                  4.24 Personnel. Schedule 4.24 contains the names, job descriptions and annual salary rates and other compensation of all officers, directors, consultants and employees of any of the Companies (including compensation paid or payable by each of the Companies under the Company Plans) and a list of all material written employee policies, employee manuals or other material written statements of rules or policies as to working conditions, vacation and sick leave, a complete copy of each of which has been made available to the Purchaser.

                  4.25  Labor Relations.

                           (a) None of the Companies is a party to, otherwise
bound by or overtly threatened with any labor or collective bargaining agreement. Without limiting the generality of Section 4.6, except as identified on Schedule 4.25: (i) no unfair labor practice complaints have been filed against any of the Companies with any governmental or regulatory agency, of which either the Sellers or the Companies have received written notice; (ii) none of the Companies has received any written notice or communication reflecting an intention or threat to file any such complaint; (iii) no Person has made any claim or to the best knowledge of the Sellers threatened any claim against any of the Companies under any statute, regulation or ordinance relating to discrimination with respect to employees or employment practices; and (iv) no claim is pending or to the best knowledge of the Sellers or any of the Companies threatened against any of the Companies in connection with the United States Wage and Hour Law, the Americans with Disabilities Act, the Occupational Safety and Health Act or similar law.

                             (b) To the best of the Sellers' knowledge, no
employee, consultant or agent of any of the Companies is in violation of any term of any employment contract, confidentiality or non-disclosure agreement or any other contract, agreement, commitment or understanding relating to the relationship of such employee, consultant or agent with any of the Companies or any other party.

                             (c) Each employee or consultant of the Companies
with permitted access to confidential or proprietary information of the Companies has executed an agreement obligating such employee or consultant to hold confidential the Companies proprietary information.

                             (d) None of the Companies is aware that any officer
or key employee intends to terminate employment with the Company.

                  4.26  Employment Agreements and Employee Benefit Plans.


                             (a) Employment Agreements. Except as set forth on
Schedule 4.26A, or as set forth in each of the Companies articles of incorporation or bylaws, there are no employment, consulting, severance or indemnification arrangements, or agreements between any of the Companies and any officer, director, consultant or employee ("Employment Agreements"). The Sellers have previously delivered to the Purchaser true and complete copies of all of the Employment Agreements.

                             (b) Employee Benefit Plans. For purposes of this
Agreement, "Company Plans" shall mean pension, retirement, stock purchase, stock bonus, stock ownership, stock option, profit sharing, savings, medical, disability, hospitalization, insurance, deferred compensation, bonus, incentive, welfare or other employee benefit plan, policy, agreement, arrangement or practice currently or previously maintained or contributed to by any of the Companies for any of its directors, officers, consultants, employees or former employees. Except for the Company Plans set forth on Schedule 4.26B, the Companies has no material Company Plans. The Sellers have previously delivered to the Purchaser: (i) a true and complete copy of all of the material Company Plans (or, if oral, an accurate written summary thereof); (ii) if available, a current summary plan description (plus summaries of any subsequent material modifications thereto) for each material Company Plan; (iii) the latest IRS determination letter obtained with respect to any Company Plan qualified under
Section 401 of the Code; and (iv) the Form 5500 for the last two (2) plan years for each Company Plan required to file such form except as set forth on Schedule
4.8. Except as set forth on Schedule 4.26B, none of the Company Plans are subject to ERISA and except as set forth on Schedule 4.26B, none of the Companies has established, maintained, made or been required to make any contributions to, or terminated, and has no liability with respect to, any "employee benefit plan" within the meaning of ERISA. Except as indicated on
Schedule 4.26B or Schedule 4.8, none of the Companies has incurred any liability to the PBGC and no facts or circumstances exist which might give rise to any liability of the Companies other than the requirement to pay premiums to the PBGC. Each of the Companies has paid all amounts required under applicable law and any Company Plan to be paid as a contribution to any Company Plan through the date hereof. Each of the Companies has set aside adequate reserves to meet contributions which are not yet due under any Company Plan. Neither the Sellers, the Companies or to their knowledge any other person has engaged in any transaction with respect to any Company Plan which would subject any of the Companies to any tax, penalty or liability for prohibited transactions. No Company Plan provides post- employment medical, health, or life insurance benefits for present or future retirees or present or future terminated employees, except for continuation coverage provided pursuant to the requirements of Section 4980B of the Code or Sections 601-608 of ERISA or a similar state law.

                  4.27 Tax Matters. The Sellers have previously delivered to the Purchaser true, correct and complete copies of each of the federal, state and local income tax returns filed by each of the Companies for 1993 through 1996.

All tax returns and tax reports required to be filed with respect to the business and assets of each of the Companies have been timely filed (or appropriate extensions have been obtained) with the appropriate governmental agencies in all jurisdictions in which such returns and reports are required to be filed, all of the foregoing as filed are true, correct and complete and reflect accurately all liability for taxes of each of the Companies for the periods to which such returns relate in all material respects, and all amounts shown as owing thereon have been paid. All income, profits, franchise, sales, use, value added, occupancy, property, excise, payroll, FICA, FUTA and other taxes (including interest and penalties), if any, collectible or payable by each of the Companies or relating to or chargeable against any of its assets, revenues or income through December 31, 1996 were fully collected and paid by such date or provided for by adequate reserves in the December 31, 1996 Financial Statements and all similar items due through the Closing Date will have been fully paid by that date or provided for by adequate reserves. No taxation authority has sought to audit the records of any of the Companies for the purpose of verifying or disputing any tax returns, reports or related information and disclosures provided to such taxation authority. No claims or deficiencies have been asserted against any of the Companies with respect to any taxes or other governmental charges or levies which have not been paid or otherwise satisfied or for which accruals or reserves have not been made in the December 31, 1996 Financial Statements, and the Sellers and the Companies have no reasonable basis to believe that such claims will be made. None of the Companies has waived any restrictions on assessment or collection of taxes or consented to the extension of any statute of limitations relating to taxation.

                  4.28  Material Agreements.

                             (a) Schedule 4.28 sets forth a brief description of
all material binding contracts or agreements relating to any of the Companies, including without limitation any: (i) executory contracts including a commitment or potential commitment for expenditure or other obligation or potential obligation, or which provides for the receipt or potential receipt, involving in excess of Five Thousand Dollars ($5,000.00) in any instance, or series of related executory contracts that in the aggregate give rise to rights or obligations exceeding such amount; (ii) indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing or lending of money or encumbrance of assets involving more than Three Thousand Dollars ($3,000.00) in each instance;
(iii) agreement which restricts any of the Companies from engaging in any line of business or from competing with any other Person; (iv) warranties made with respect to products manufactured, packaged, distributed or sold by any of the Companies; or (v) any other contract, agreement, instrument, arrangement or commitment that is material to the condition (financial or otherwise), results of operations or business of any of the Companies (collectively, and together with the Lease, the Employment Agreements, the Company Plans and all other agreements required to be disclosed on any Schedule to this Agreement, the "Material Agreements"). The Seller has previously furnished or made available to the Purchaser true, complete and correct copies of all written agreements, as amended, required to be listed on Schedule 4.28.

                             (b) Except as set forth on Schedule 4.28, none of
the Material Agreements were entered into outside the ordinary course of business of the Companies, contains any unusual, onerous or burdensome provisions that will impair or adversely effect in any material way the operations of the Company, or is reasonably likely to be performed at a material loss.

                             (c) The Material Agreements are each in full force
and effect and are the valid and legally binding obligations of each of the Companies and, to the best of the Sellers' and the Companies knowledge, the other parties thereto, enforceable in accordance with their respective terms, subject only to bankruptcy, insolvency or similar laws affecting the rights of creditors generally and to general equitable principles. None of the Companies nor the Sellers has received written notice of default by any of the Companies under any of the Material Agreements and no event has occurred which, with the passage of time or the giving of notice or both, would constitute a default by any of the Companies thereunder. To the Sellers' or the Companies' knowledge, none of the other parties to any of the Material Agreements is in default thereunder, nor has an event occurred which, with the passage of time or the giving of notice or both would constitute a default by such other party thereunder. Neither the Companies nor the Sellers has received notice of the pending or threatened cancellation, revocation or termination of any of the Material Agreements, (nor are any of them aware of any facts or circumstances which are reasonably likely to lead to any such cancellation, revocation or termination).

                             (d) Except as otherwise indicated on Schedule 4.28,
the continuation, validity and effectiveness of the Material Agreements under the current terms thereof will in no way be affected by the consummation of the transactions contemplated by this Agreement.

                  4.29 Guaranties. Except as set forth on Schedule 4.29, none of the Companies is a party to any Guaranty, and no Person is a party to any Guaranty for the benefit of any of the Companies.

                  4.30 Products. Except as set forth on Schedule 4.30, there exists no set of facts to the best of Sellers' or the Companies' knowledge which could furnish a reasonable basis for the recall, withdrawal or suspension of any title or product distributed or sold by any of the Companies (a "Product").

                  4.31 Environmental Matters. None of the Leased Property nor any other property used by any of the Companies in the past has been used to manufacture, treat, store, or dispose of any Hazardous Substance and such property is free of all such substances. Each of the Companies is in compliance in all respects with all laws, regulations and other federal, state or local governmental requirements, and all applicable judgments, orders, writs, notices, decrees, permits, licenses, approvals, consents or injunctions relating to the generation, management, handling, transportation, treatment, disposal, storage, delivery, discharge, release or emission of Hazardous Substances utilized by the Companies in its business (collectively, the "Environmental Laws"). For purposes of this Agreement, "Hazardous Substances" means all substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. ss. 300.5, or defined as such by, or regulated as such under, any Environmental Law. Except as described on Schedule 4.31, neither the Sellers nor the Companies have received any complaint, notice, order, or citation of any actual, threatened or alleged noncompliance by any of the Companies with any of the Environmental Laws, and there is no proceeding, suit or investigation pending or, to the Sellers' knowledge, threatened against any of the Companies with respect to any violation or alleged violation of the Environmental Laws, and to Sellers' knowledge, there is no reasonable basis for the institution of any such proceeding, suit or investigation.

                  4.32 Insolvency. Each of the Companies is able to pay its debts as they mature and the transfer of the Securities by the Sellers to the Purchaser in accordance with the terms of this Agreement shall not constitute a voidable preference or transfer in fraud against any creditor under applicable federal or state insolvency law.

                  4.33  Investment Representations.

                             (a) Each of the Sellers is an "accredited investor"
as such term is defined in Rule 501 of Regulation D as promulgated under the Securities Act.

                             (b) Each of the Sellers understands and
acknowledges that neither the Purchaser Shares nor the Convertible Note has been registered under the Securities Act. Each of the Sellers hereby represents and warrants to the Purchaser that: (i) the Purchaser Shares and the Convertible Note are being acquired only for investment for the Sellers own account, and not as a nominee or agent and not with a view to the resale or distribution thereof, and the Sellers have no present intention of selling, granting any participation in or otherwise distributing any interest therein within the meaning of the Securities Act, (ii) except as contemplated by the Registration Rights Agreement, the Sellers does not have any contracts, understandings, agreements or arrangements with any Person to sell, transfer or grant participation to such

Person or any third Person, with respect to any of the Purchaser Shares or any interest in the Convertible Note, and (iii) the Sellers have had an opportunity to seek outside advice with respect to the terms and conditions of this Agreement and their investment in the Purchaser Shares and the Convertible Note; have carefully reviewed the Purchaser Financial Statements; the SEC Documents and other matters set forth on the Schedules annexed hereto and have had the opportunity to meet with and ask questions of the officers and representatives of the Purchaser and have received answers to their satisfaction.

                             (c) Risk of Investment; Resale. Each of the Sellers
acknowledges that he/she can bear the economic risk of his investment in the

Purchaser Shares and the Convertible Note for an indefinite period of time and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment therein. The Seller understands that the Purchaser Shares and the Convertible Note are characterized as "restricted securities" under federal securities laws since they are being acquired in a transaction not involving a public offering and that under such laws and applicable regulations the Purchaser Shares and the Convertible Note may not be resold without registration or an exemption from registration under the Securities Act. Each of the Sellers represent that they are generally familiar with and generally understand the existing resale limitations imposed by the Securities Act and the rules and regulations promulgated thereunder. Each of the Sellers understand that, if required by the Purchaser, no disposition of the Purchase Shares shall be made unless and until (a) the Sellers have each furnished to the Purchaser an opinion of his counsel that no registration, post-effective amendment, or notification under the Securities Act is required with respect to such disposition, and the Purchaser shall have advised the Sellers that such counsel and such opinion are satisfactory to it (and the Purchaser agrees that it will not unreasonably delay or withhold its consent to or approval of said opinion); (b) a post-effective amendment or other registration or notification has been filed by the Purchaser and has become effective; or (c) the Sellers have each obtained a "no-action letter" regarding the proposed disposition from the staff of the Commission and has delivered a copy thereof to the Purchaser, which no-action letter must be satisfactory to the Purchaser (and the Purchaser agrees that it will not unreasonably delay or withhold its consent to or approval of said no-action letter).

                             (d) Legending of Certificates. Each of the Sellers
understand and agree that the certificates evidencing the Purchaser Shares will bear an appropriate legend evidencing the restricted nature of the Purchaser Shares and indicating that no transfer of any of the Purchaser Shares may be made unless such Purchaser Shares are registered under the Securities Act or an exemption from such registration is available, and that the Purchaser will instruct its transfer agents not to transfer any such Purchaser Shares unless such transfer shall be made in compliance with such legend. The legend shall be substantially in the form set forth below:

          "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION OF THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THESE SHARES MAY NOT BE

          SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS DULY REGISTERED UNDER THE ACT OR UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, SUCH
          TRANSACTION IS EXEMPT FROM THE REGISTRATION PROVISIONS OF
          THE ACT."

                                    ARTICLE V

                              Additional Agreements


                  5.1 Survival of Representations and Warranties; Effect of Representations and Warranties. The representations and warranties of the Purchaser and of the Sellers set forth in this Agreement shall survive the Closing Date to the extent provided in Section 5.3(d) hereof.

                  5.2 Investigation. The representations, warranties, covenants and agreements set forth in this Agreement shall not be affected or diminished in any way by any investigation (or failure to investigate) at any time by or on behalf of the party for whose benefit such representations, warranties, covenants and agreements were made. All statements contained herein or in any schedule, certificate, exhibit, list or other document delivered pursuant hereto, shall be deemed to be representations and warranties for purposes of this Agreement which are the sole and exclusive representations and warranties made by the parties.

                  5.3  Indemnification.

                             (a) By the Sellers. Subject to Section 5.3(d)
hereof, each of the Sellers agree to indemnify and hold harmless the Purchaser and its directors, officers, employees and agents from, against and in respect of, the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to (i) any material breach or violation of any of the representations, warranties, covenants or agreements of the Sellers or the Companies contained in this Agreement or any agreements referred to herein and delivered at or prior to the Closing (ii) any and all third party actions, suits, proceedings, demands, assessments or judgments, costs and expenses incidental to any of the foregoing.

                             (b) By the Purchaser. Subject to Section 5.3(d)
hereof, the Purchaser agrees to indemnify and hold harmless each of the Sellers from, against and in respect of, any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel, arising from, in connection with, or incident to (i) any material breach or violation of any of the representations, warranties, covenants or agreements of the Purchaser contained in this Agreement or any agreement referred to herein and delivered at or prior to the Closing; (ii) any and all claims arising out of, relating to, resulting from or caused by any transaction, event, condition, occurrence or situation relating to the conduct of any of the Companies business occurring after the Closing Date; and (iii) any and all third party actions, suits, proceedings, demands, assessments, or judgments incidental to any of the foregoing.

                             (c) Indemnity Procedure. A party or parties hereto
agreeing to be responsible for or to indemnify against any matter pursuant to this Agreement is referred to herein as the "Indemnifying Party" and the other party or parties claiming indemnity is referred to as the "Indemnified Party".

                  An Indemnified Party under this Agreement shall, with respect to claims asserted against such party by any third party, give written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity under this Agreement promptly after the receipt of any written claim from any such third party, and not later than twenty (20) days prior to the date any answer or responsive pleading is due, and with respect to other matters for which the Indemnified Party may seek indemnification, give prompt written notice to the Indemnifying Party of any liability which might give rise to a claim for indemnity; provided, however, that any failure to give such notice will waive any rights of the Indemnified Party only to the extent the rights of the Indemnifying Party are materially prejudiced.

                  The Indemnifying Party shall have the right, at its election, to take over the defense or settlement of such claim by giving written notice to the Indemnified Party at least ten (10) days prior to the time when an answer or other responsive pleading or notice with respect thereto is required. If the Indemnifying Party makes such election, it may conduct the defense of such claim through counsel of its choosing (subject to the Indemnified Party's approval of such counsel, which approval shall not be unreasonably withheld), shall be solely responsible for the expenses of such defense and shall be bound by the results of its defense or settlement of the claim. The Indemnifying Party shall not settle any such claim without prior notice to and consultation with the Indemnified Party, and no such settlement involving any equitable relief and no settlement which might otherwise have a material adverse effect on the Indemnified Party may be agreed to without the written consent of the Indemnified Party (which consent shall not be unreasonably withheld). So long as the Indemnifying Party is diligently contesting any such claim in good faith, the Indemnified Party may pay or settle such claim only at its own expense and the Indemnifying Party will not be responsible for the fees of separate legal counsel to the Indemnified Party. If the Indemnifying Party does not make such election, or having made such election does not in the reasonable opinion of the Indemnified Party proceed diligently to defend such claim, then the Indemnified Party may (after written notice to the Indemnifying Party), at the expense of the Indemnifying Party, elect to take over the defense of and proceed to handle such claim in its discretion and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make in good faith with respect to such claim. In connection therewith, the Indemnifying Party will fully cooperate with the Indemnified Party should the Indemnified Party elect to take over the defense of any such claim.

                  The parties agree to cooperate in defending such third party claims and the Indemnified Party shall provide such cooperation and such access to its books, records and properties as the Indemnifying Party shall reasonably request with respect to any matter for which indemnification is sought hereunder; and the parties hereto agree to cooperate with each other in order to ensure the proper and adequate defense thereof.

                  With regard to claims of third parties for which

indemnification is payable hereunder, such indemnification shall be paid by the Indemnifying Party upon the earlier to occur of: (i) the entry of a judgment against the Indemnified Party and the expiration of any applicable appeal period; (ii) the entry of an unappealable judgment or final appellate decision against the Indemnified Party; or (iii) a settlement of the claim. Notwithstanding the foregoing, provided that there is no dispute as to the applicability of indemnification, the reasonable expenses of counsel to the Indemnified Party shall be reimbursed on a current basis by the Indemnifying Party if such expenses are a liability of the Indemnifying Party. With regard to other claims for which indemnification is payable hereunder, such indemnification shall be paid promptly by the Indemnifying Party upon demand by the Indemnified Party and documentation supporting such demand.

                             (d) Indemnity Limitations. Notwithstanding anything
to the contrary herein, no claim for indemnification for violation of any representation or warranty may be asserted after the third anniversary of the Closing Date and the maximum liability of each of the Purchaser and both of the Sellers shall be $825,000.

                  5.4 General Release. As additional consideration for the purchase and sale of the Securities pursuant to this Agreement, each of the Sellers hereby unconditionally and irrevocably releases and forever discharges, effective as of the Closing Date, each of the Companies and officers, directors, employees and agents, from any and all rights, claims, demands, judgments, obligations, liabilities and damages, whether accrued or unaccrued, asserted or unasserted, and whether known or unknown ("Claims"), relating to the Companies which ever existed, now exist, or may hereafter exist (but excluding any claims that the Sellers may have against the Companies based upon (i) the failure of any of the Companies to pay salary or benefits due to him or her after the Closing Date or (ii) the failure of any of the Companies after the Closing Date to fulfill any obligation to indemnify the Sellers as employee, officer or director of any of the Companies), by reason of any tort, breach of contract, violation of law or other act or failure to act which shall have occurred at or prior to the Closing Date, or in relation to any other liabilities of any of the Companies to the Seller as of the Closing Date, except with respect to the Companies' continuing obligations under the Leased Property and the obligations of the Companies' described in the Financial Statements. The Sellers expressly intend that the foregoing release shall be effective regardless of whether the basis for any claim or right hereby released shall have been known to or anticipated by the Sellers.

                                   ARTICLE VI

                    Closing; Deliveries; Conditions Precedent

                  6.1 Closing. Subject to the terms and conditions set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Kane Kessler, P.C., 1350 Avenue of the Americas, New York, New York 10019, immediately upon execution of this Agreement, or on such other date and at such other place as may be agreed to by the parties. All proceedings to be taken and all documents to be executed at the Closing (including this Agreement) shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed.

                  (a) At Closing, the Sellers shall deliver the following documents to the Purchaser, duly executed and satisfy the following conditions:

                        (i) the certificates representing the Securities, together with stock powers duly executed in blank;

                        (ii) the minute books of the Companies, including its corporate seals, unissued stock certificates, stock registers, Certificate of Incorporation, bylaws and corporate minutes;

                        (iii) a certificate of the Secretary of State of the State of New York, as of a recent date, as to the good standing of MDC and certifying its Certificate of Incorporation;

                        (iv) a certificate of the Secretary of State of the State of New York, as of a recent date, as to the good standing of NMS and certifying its Certificate of Incorporation;

                        (v) any written consent (on terms satisfactory to the Purchaser) that is required under the terms of the Lease for consummation of the transactions contemplated hereby and an Amendment to the Lease satisfactory to Purchaser;

                        (vi) the written consent of any party to any of the Material Agreements whose consent is required for consummation of the transactions contemplated hereby;

                        (vii)  the Nicholas Employment Agreement;

                        (viii) the Elaine Employment Agreement;

                        (ix) a certificate, dated the Closing Date, of the Secretary of each of the Companies, setting forth the authorizing resolutions adopted by each of the Companies Board of Directors and Shareholders with respect to the transactions contemplated hereby;

                        (x)   the Schedules to this Agreement;

                        (xi)  the Pledge Agreement;

                        (xii) the Registration Rights Agreement;

                        (xiii)the Companies shall be released of any and all Guarantees in favor of Chase Manhattan Bank;


                        (xiv) the Companies will not have any liabilities, obligations or indebtedness to the Sellers, other than pursuant to the Lease and the Nicholas Employment Agreement and the Elaine Employment Agreement.

                         (xv) an opinion letter from the counsel to the Sellers,
Brown Raysman Millstein Felder & Steiner, LLP, addressed to the Purchaser and in form and substance reasonably acceptable to the Purchaser; and

                         (xvi) such other documents and instruments as the
Purchaser may reasonably request.

                  (b) At Closing, the Purchaser shall deliver the following documents and instruments, duly executed, to the Sellers:

                         (i) the Convertible Notes;

                         (ii) the certificates representing the Purchaser
Shares;

                         (iii) the Nicholas Employment Agreement;

                         (iv) the Elaine Employment Agreement;

                         (v) a certificate of the Secretary of State of the
State of New York, as of a recent date, as to the good standing of the Purchaser and certifying its Certificate of Incorporation;

                         (vi) a certificate, dated the Closing Date, of the
Secretary of the Purchaser, setting forth the authorizing resolutions adopted by the Purchaser's Board of Directors with respect to the transactions contemplated hereby;

                         (vii) the Pledge Agreements;

                         (viii) the Registration Rights Agreement;

                         (ix) the Purchaser shall deliver $36,133 by check,
which shall be deposited into escrow pursuant to the terms of the Escrow Agreement;

                         (x) the Purchaser shall deliver $88,889.50 plus per
diem interest of $26.93 from November 4, 1997 to the date hereof (the "Payoff Amount") to Chase Manhattan Bank;

                         (xi) an Opinion Letter from the Purchaser's counsel,
Kane Kessler, P.C., addressed to the Sellers, in form and substance reasonably acceptable to the Sellers; and

                         (xii) such other documents and instruments as the

Seller may reasonably request.

                  6.2 Best Efforts. Subject to the terms and conditions provided in this Agreement, each of the parties shall use their respective best efforts in good faith to take or cause to be taken as promptly as practicable all reasonable actions that are within his or its power to cause to be fulfilled those of the conditions precedent to his or its obligations or the obligations of the other parties to consummate the transactions contemplated by this Agreement that are dependent upon his or its actions, including obtaining all necessary consents, authorizations, orders, approvals and waivers.

                                   ARTICLE VII

                                    Covenants

                  7.1 Non-Competition. (a) Each of the Sellers agree that, during the Term (as defined in the Nicholas Employment Agreement) and for a period of one (1) year after the termination of both of Sellers employment with the Company (the "restricted period"), each of the Sellers shall not, in the United States or any other geographic area where any of the Companies do business, alone or in association with others: (i) engage, directly or indirectly, in the production, publication or marketing of educational software (the "Competitive Activities"); and (ii) have any interest in or be employed by (or act as a consultant to) any company which is engaged in Competitive Activities. Notwithstanding the foregoing, ownership of any amount of the securities of the Purchaser, each of the Companies, any company controlled by the Purchaser and/or each of the Companies or any successors thereof (each, a "Protected Company") or the ownership of 3% or less of any class of outstanding securities of a company whose securities are listed on a national securities exchange (including the NASDAQ Stock Market) or traded on the NASDAQ Small-Cap Market shall not be deemed to constitute a breach of this Section 7.1. Notwithstanding anything to the contrary contained herein, in the event that the Sellers are no longer living as husband and wife, then the aforesaid "restricted period" shall run as to each Seller for a period of one year after the termination of each respective Seller.

                        (b) During the same period, each of the Sellers shall not, and shall use their respective best efforts not to allow any Person under his/her actual control (including employees and agents of the Company or any affiliated company under his actual control) to, directly or indirectly, on behalf of himself/herself or any other Person: (i) call upon or accept business involving the Competitive Activities from or solicit business involving the Competitive Activities of any Person who is, or who had been at any time during the preceding two (2) years, a customer of any Protected Company, or otherwise divert or attempt to divert any business involving the Competitive Activity from a Protected Company; (ii) recruit or otherwise solicit or induce any Person who is an employee of, or otherwise engaged by, a Protected Company to terminate his or her employment or other relationship with such Protected Company or hire any Person who has left the employ of any Protected Company during the preceding two
(2) years; or (iii) use or purport to authorize any Person to use any name,

mark, logo, trade dress or other identifying words or images which are the same as or confusingly similar to those used at any time by a Protected Company in connection with any product or service.

                        (c) The restrictions set forth in this Section 7.1 are considered by the parties to be fair and reasonable. Each of the Sellers acknowledge that the restrictions contained in this Section 7.1 will not prevent him/her from earning a livelihood. Each of the Sellers further acknowledge that the Purchaser would be irreparably harmed and that monetary damages would not provide an adequate remedy in the event of a breach of the provisions of this
Section 7.1. Accordingly, each of the Sellers agree that, in addition to any other remedies available to the Purchaser, the Purchaser shall be entitled to specific performance, injunction and other equitable relief to secure the enforcement of these provisions, [and the party seeking such relief shall not be required to post bond as a condition thereto.] If any provisions of this Section
7.1 relating to the time period, scope of activities or geographic area of restrictions is declared by a court of competent jurisdiction to exceed the maximum permissible time period, scope of activities or geographic area, the maximum time period, scope of activities or geographic area, as the case may be, shall be reduced to the maximum which such court deems enforceable. If any provisions of this Section 7.1 other than those described in the preceding sentence are adjudicated to be invalid or unenforceable, the invalid or unenforceable provisions shall be deemed amended (with respect only to the jurisdiction in which such adjudication is made) in such manner as to render them enforceable and to effectuate as nearly as possible the original intentions and agreement of the parties.

                        (d) This Section 7.1 shall forever terminate and be of no further force and effect with respect to a Seller in the event that (i) the Purchaser terminates such Seller's employment without Cause (as defined in Paragraph 9(c) of such Seller's employment agreement), or the Seller has terminated his employment for Good Reason (as defined in Paragraph 9(d) of such Seller's employment agreement); and (ii) the Company fails to pay such Seller, all amounts when due under his or her employment agreement, which failure continues for more than thirty (30) days after written notice thereof.

                  7.2 Preparation of Company Tax Returns Through Date of Closing. The Company shall file final income tax returns as an S corporation for the period from January 1,

1997 through the Closing Date. The Company's federal and state income tax returns for 1996 and the 1997 period ending on the Closing Date shall be prepared by Schlossberg, Settler & Co. under the Seller's direction in a manner similar to previous tax returns.

                  7.3 Stockholder's Equity, Working Capital. As of September 30, 1997, the Companies had (a) Stockholder's Equity of not less than $95,000, (b) Working Capital of not less than $290,000, and (c) a cash balance of not less than $40,000. From the period commencing October 1, 1997 through and including the Closing Date, the Sellers have caused the Companies to be operated in the ordinary and usual course consistent with past practices and have not paid or distributed, directly or indirectly, any cash or property to the Sellers (other than salary or payments pursuant to the Lease) or taken any action outside the ordinary and usual course consistent with past practices which would materially effect the amount of such Stockholder's Equity, Working Capital, the cash balance or any loans payable to shareholders, as of the date of this Agreement. In addition, at the Closing Date, (i) the Companies will have loans payable of not more than $20,000 plus interest accrued from October 10, 1997 and (ii) the Companies will not have any liabilities, obligations or indebtedness to the Sellers, other than pursuant to the Lease and the Nicholas Employment Agreement and the Elaine Employment Agreement.

                  7.4 Release of Guaranty. As a condition to the Closing, at the Closing, the Companies shall be released of their Guaranty in favor of Chase Manhattan Bank (the "Chase Guaranty") simultaneously with the Purchaser's delivery of the Payoff Amount to Chase Manhattan Bank.

                                  ARTICLE VIII

                                  Miscellaneous

                  8.1 Notices. Any notice, demand, claim or other communication under this Agreement shall be in writing and shall be deemed to have been given upon the delivery, mailing or transmission thereof, as the case may be, if delivered personally or sent by certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below their names on the signature pages of this Agreement (or at such other addresses as shall be specified by the parties by like notice). A copy of any notices delivered to the Purchaser shall also be sent to (i) Kane Kessler, P.C. - 26th Floor, 1350 Avenue of the America, New York, New York 10019, Attention: Robert L. Lawrence, Esq., Facsimile No. (212) 245-3009. A copy of any notices delivered to the Sellers shall also be sent to Brown Raysman Millstein Felder & Steiner LLP, 120 West Forty Fifth Street, New York, N.Y. 10036, Attention: Gerard R. Boyce, Esq. Facsimile No. (212) 840- 2429

                  8.2 Entire Agreement. This Agreement (including the exhibits and schedules hereto) contains every obligation and understanding between the parties relating to the subject matter hereof and merges all prior discussions, negotiations and agreements (including, but not limited to, the Letter of Intent dated May 31, 1997), if any, between them, and none of the parties shall be bound by any conditions, definitions, understandings, warranties or representations other than as expressly provided herein. All exhibits and schedules referenced in this Agreement are expressly made a part of, and incorporated by reference into, this Agreement.

                  8.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, legal representatives, and permitted assigns.


                  8.4 Intentionally Omitted.

                  8.5 Assignment. This Agreement may not be assigned by any party without the written consent of the other party.

                  8.6 Waiver and Amendment. Any representation, warranty, covenant, term or condition of this Agreement which may legally be waived, may be waived, or the time of performance thereof extended, at any time by the party entitled to the benefit thereof, and any term, condition or covenant hereof (including, without limitation, the period during which any condition is to be satisfied or any obligation performed) may be amended by the parties at any time. Any such waiver, extension or amendment shall be evidenced by an instrument in writing executed on behalf of the appropriate party (in the case of the Purchaser by its President, any Vice President or any other person who has been authorized by its Board of Directors to execute waivers, extensions or amendments on its behalf). No waiver by any party hereto, whether express or implied, of such party's rights under any provision of this Agreement shall constitute a waiver of such party's rights under such provisions at any other time or a waiver of such party's rights under any other provision of this Agreement. No failure by any party to take any action against any breach of this Agreement or default by another party shall constitute a waiver of the former party's right to enforce any provision of this Agreement or to take action against such breach or default or any subsequent breach or default by such other party.

                  8.7 No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any Person, other than the parties hereto and their respective heirs, personal representatives, legal representatives, successors and permitted assigns, any rights or remedies under or by reason of this Agreement.

                  8.8 Severability. In the event that any one or more of the provisions contained in this Agreement shall be declared invalid, void or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect, and such invalid, void or unenforceable provision shall be interpreted as closely as possible to the manner in which it was written.

                  8.9 Expenses. Each party agrees to pay, without right of reimbursement from the other party, the costs incurred by it incident to the performance of its obligations under this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, costs incident to the preparation of this Agreement, and the fees and disbursements of counsel, accountants and consultants employed by such party in connection herewith. No expenses of the Sellers relating to the transaction contemplated hereby shall be paid by any of the Companies, but all such fees shall be paid directly by the Sellers.

                  8.10 Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of any provisions of this Agreement.

                  8.11 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  8.12 Time of the Essence. Wherever time is specified for the doing or performance of any act or the payment of any funds, time shall be considered of the essence.

                  8.13 Injunctive Relief. It is possible that remedies at law may be inadequate and, therefore, the parties hereto shall be entitled to equitable relief including, without limitation, injunctive relief, specific performance or other equitable remedies in addition to all other remedies provided hereunder or available to the parties hereto at law or in equity.

                  8.14 Remedies Cumulative. No remedy made available by any of the provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity.

                  8.15 Governing Law. This Agreement has been entered into and shall be construed and enforced in accordance with the laws of the State of New York without reference to the choice of law principles thereof.

                  8.16 Jurisdiction and Venue. This Agreement shall be subject to the exclusive jurisdiction of the courts of New York County, State of New York. The parties to this Agreement agree that any breach of any term or condition of this Agreement shall be deemed to be a breach occurring in the State of New York by virtue of a failure to perform an act required to be performed in the State of New York and irrevocably and expressly agree to submit to the jurisdiction of the courts of the State of New York for the purpose of resolving any disputes among the parties relating to this Agreement or the transactions contemplated hereby. The parties irrevocably waive, to the fullest extent permitted by law, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement, or any judgment entered by any court in respect hereof brought in New York County, State of New York, and further irrevocably waive any claim that any suit, action or proceeding brought in New York County, State of New York has been brought in an inconvenient forum.

                  8.17 Participation of Parties. The parties hereto acknowledge that this Agreement and all matters contemplated herein have been negotiated by both parties hereto and their respective legal counsel and that both parties have participated in the drafting and preparation of this Agreement from the commencement of negotiations at all times through the execution hereof.

                  8.18 Further Assurances. The parties hereto shall deliver any and all other instruments or documents required to be delivered pursuant to, or necessary or proper in order to give effect to, all of the terms and provisions of this Agreement including, without limitation, all necessary stock powers and such other instruments of transfer as may be necessary or desirable to transfer ownership of the Securities.

                  8.19 Publicity; Public Company. The parties hereto agree to cooperate in issuing any press release or other public announcement concerning this Agreement or the transactions contemplated hereby. Each of the Sellers acknowledge that the Purchaser is a publicly held company and as such is subject to certain federal and state securities laws concerning the trading of its securities. The Sellers, Companies and the Purchaser shall not, and they shall cause their respective affiliates not to, issue any press release or otherwise make any public statement or respond to any press inquiry with respect to this Agreement or the transactions contemplated hereby without the prior approval of the other parties which approval will not be unreasonably withheld, except that the Purchaser's may issue press releases or make public statements as they may reasonably believe to be required by law, in which event prior reasonable notice will be given to the other party.

                  8.20 Terms in Context. Whenever from the context it appears appropriate, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and neuter.

                  8.21 Knowledge of the Parties. Where any representation or warranty contained in this Agreement is expressly qualified by reference to the best knowledge of the parties hereto, each of the parties hereto acknowledges and confirms that it has made "due and diligent inquiry" as to the matters that are the subject of such representations and warranties. For purposes of this
Section 8.21, "due and diligent inquiry" shall be deemed to mean that such party has reviewed all appropriate books and records of such party (or of the Companies and Sellers, if the Sellers are the representing party) and made all appropriate inquiries of officers of such party (and such other individuals as, based on the results of the inquiries of such party's officers, a reasonable person would deem prudent) as to the matters that are the subject of such representations and warranties, but the term "best knowledge" shall not mean, require or imply that the representing party has made any further investigation or inquiry.

                  IN WITNESS WHEREOF, the parties hereto have each executed and delivered this Agreement as of the day and year first above written.

                           Purchaser:

                           BYRON PREISS MULTIMEDIA COMPANY, INC.


                           By: /s/ Byron Preiss
                           -----------------------------------------------

                           Name:  Byron Preiss
                           Title: Chief Executive Officer
                           Facsimile No. (212) 627-2788


                           Sellers:


                           /s/ Nicholas S. Vazzana
                           -----------------------------------------------
                           Nicholas S. Vazzana
                           Address: 51 Doeview Lane, Pound Ridge, NY 10576 Facsimile No.


                           /s/ Elaine Vazzana
                           -----------------------------------------------
                           Elaine Vazzana
                           Address: 51 Doeview Lane, Pound Ridge, NY 10576 Facsimile No.

                                   SCHEDULE A

                               SELLERS SECURITIES



Sellers                           Securities Owned                  Percentage
-------                           ----------------                   Interest
                                                                     --------

                     Multi Dimensional Communications, Inc.
                     --------------------------------------


Nicholas S. Vazzana       102 Shares Common Stock                      100%
                          200 Shares of Preferred Stock
                                                                       ----
TOTAL                                                                  100%


                           New Media Schoolhouse, Inc.
                           ---------------------------


Elaine Vazzana            10 Shares Common Stock                       100%
                                                                       ----

TOTAL                                                                  100%